UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2015 (September 4, 2015)

KEMPHARM, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-36913	20-5894398
(Commission File No.)	(IRS Employer Identification No.)

2656 Crosspark Road, Suite 100

Coralville, IA 52241

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (319) 665-2575

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 4, 2015, the Compensation Committee, or the Committee, of KemPharm, Inc., a Delaware corporation, or the Company, approved amendments to its employment agreements with each of Travis C. Mickle, the Company’s principal executive officer and a named executive officer, R. LaDuane Clifton, the Company’s principal financial officer, and Gordon K. Johnson, a named executive officer, or, collectively, the Executive Officers, pursuant to which any and all issued and outstanding stock options of each Executive Officer would become fully vested and immediately exercisable upon a change in control of the Company, as such term is defined in the Company’s 2014 Equity Incentive Plan, or the Plan.

On September 4, 2015, the Committee also approved an amendment to all outstanding stock options previously granted to Sven Guenther, a named executive officer, under the Plan or the Company’s 2007 Stock Incentive Plan, as applicable, which provides that each such stock option shall become fully vested and immediately exercisable upon a change in control of the Company. The terms of such stock options are otherwise unchanged.

The foregoing summaries of such amendment to Dr. Guenther’s outstanding stock options and to each Executive Officer’s employment agreement are qualified in their entirety by reference to the forms of such amendments which the Company anticipates filing as exhibits to its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015.

On September 4, 2015, the Committee also approved the grant of stock options to certain of the Company’s employees, or the Options, including Dr. Mickle, Dr. Guenther and Mr. Clifton. The Options were granted under and in accordance with the terms and conditions of the Plan and the Form of Stock Option Grant Notice and Stock Option Agreement, or the Related Agreements, filed with the Securities and Exchange Commission, or the SEC, as Exhibit 10.15 to the Company’s Registration Statement on Form S-1 on March 11, 2015 and as Exhibit 4.7 to the Company’s Registration Statement on Form S-8 on April 29, 2015.

Pursuant to the terms of the grants, the Plan and the Related Agreements, 25% of the shares of the Company’s common stock underlying the Options will vest on September 4, 2016 and all remaining shares subject to the Options will vest in 36 equal monthly installments thereafter, provided in each case that the holder remains employed by the Company through the applicable vesting date. The exercise price for the Options is $20.45, the closing price for the Company’s common stock on the Nasdaq Global Market on the date of such grants.

The following table sets forth the stock options granted to each such holder:

Executive Officer	Options Granted
Travis C. Mickle President and Chief Executive Officer	245,000	(1)
Sven Guenther Executive Vice President of Research and Development	50,000
R. LaDuane Clifton Chief Financial Officer	15,000

(1)	Includes an option exercisable for 25,000 shares granted to Dr. Mickle’s spouse, Christal Mickle, in connection with her service as an officer of the Company. Dr. Mickle may be considered to be a beneficial owner of such shares.

The foregoing summary of the Plan and Related Agreements is qualified in its entirety by reference to the full text of the Plan and Related Agreements that the Company has previously filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEMPHARM, INC.

Date: September 9, 2015

	By:	/s/ R. LaDuane Clifton
R. LaDuane Clifton
Chief Financial Officer